EXHIBIT 99.1

VIRGIN MOBILE USA ANNOUNCES SELECTED Q4 AND 2008 SUBSCRIBER INFORMATION

•	Gross Customer Additions of 960,000 in Q4 2008

•	Net Customer Additions of 216,000 in Q4 2008

•	Strong Hybrid Performance Drives Acquisition

•	Company To Present at Citi Investor Conference on January 8

WARREN, N.J., January 7, 2009 — Virgin Mobile USA (NYSE:VM), a leading national provider of wireless communications services, today announced selected preliminary key metrics for the three months and full year ended December 31, 2008. The results reported are preliminary and subject to completion of full audited financial statements for the period referenced.

Fourth quarter net customer additions were approximately 216,000 with churn for the fourth quarter 2008 of 4.8%, as the Company saw a benefit from consumers looking for value in a challenging economic environment.

Virgin Mobile USA ended the year with approximately 5,380,000 customers, including customers added with the acquisition of Helio, which closed on August 22, 2008. The Company attracted more than 3.3 million gross customer additions during the year.

“The initiatives we have implemented throughout 2008 have begun to show clear benefits to our results,” said Virgin Mobile USA CEO Dan Schulman.

“Our new offers have helped lead to strong customer growth and improved retention as consumers look for value and flexibility during uncertain economic times,” Schulman said. “Our hybrid plans continue to grow in popularity, accounting for over 50% of our gross adds in October and November and 29% of our subscriber base at the end of November. We expect the growth of these plans to lead to continued improvement in ARPU trends in the fourth quarter of 2008.”

Virgin Mobile USA expects to release complete financial results for the fourth quarter and full year 2008 on March 3, 2009.

Investor Conference

Virgin Mobile USA will present at the 2009 Citi Global Entertainment, Media & Telecommunications Conference tomorrow, Thursday, January 8, 2009, at the Biltmore Hotel in Phoenix, AZ at approximately 9:45AM MST. Investors may listen to the investor conference webcast by logging on prior to the start of the presentation to http://investorrelations.virginmobileusa.com/. The live webcast will be archived for 30 days after the conference ends. Presentation materials will also be posted on Virgin Mobile USA’s investor relations homepage.

About Virgin Mobile USA

Virgin Mobile USA, Inc., through its operating company Virgin Mobile USA, L.P., offers millions of customers control, flexibility and choice through Virgin Mobile’s Plans Without Annual Contracts and postpaid offerings through Helio By Virgin Mobile, with national coverage for both powered by the Sprint PCS network.

Virgin Mobile USA is known for its award-winning customer service, with 90% of its own customers reporting satisfaction. Virgin Mobile USA allows customers to earn free minutes in exchange for viewing advertising content online through the innovative Sugar Mama program. Virgin Mobile USA’s full slate of smart, stylish and affordable handsets are available at approximately 40,000 top retailers nationwide and online at http://www.virginmobileusa.com/, with Top-Up cards available at more than 140,000 locations. Helio’s advanced devices like the Ocean and unlimited All-in voice plans can be explored at http://www.helio.com/.

Safe Harbor Statement

This press release contains certain forward-looking statements and information relating to us that are based on the beliefs of our management as well as assumptions made by, and information currently available to, us. These statements include, but are not limited to, statements about our strategies, plans, objectives, expectations (financial or otherwise), intentions, expenditures, and assumptions and other statements contained in this document that are not historical facts. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to us are intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are not guarantees of future performance, and involve risks and uncertainties that are difficult to predict. Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties discussed in our filings with the Securities and Exchange Commission, copies of which are available on our investor relations website at http://investorrelations.virginmobileusa.com/ and on the SEC website at http://www.sec.gov/. We neither intend nor assume any obligation to update these forward-looking statements, which speak only as of their dates.